UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2005

 CONCORDE CAREER COLLEGES, INC.
(Exact name of registrant as specified in its charter)

Delaware - (State or Other Jurisdiction of Incorporation)

Commission File No. 0-16992             IRS Employer Identification Number - 43-1440321

5800 Foxridge, Suite 500, Mission, Kansas , 66202
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (913) 831-9977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 7, 2005, Concorde Career Colleges, Inc. (the “Company”) received a letter from The Nasdaq Stock Market stating the Company did not meet the independent director and audit committee requirements for continued listing on The Nasdaq Stock Market under Marketplace Rules 4350(c)(1) and 4350(d)(2) (the “Rules”), respectively. The Company is required to provide Nasdaq with a specific plan and timetable to achieve compliance with the Rules by June 22, 2005.

The Company had previously received notice from Mr. James Seward that he would not stand for reelection as an independent director and audit committee chairman at the annual meeting held on May 26, 2005. The Board of Directors has been actively searching for a replacement independent director and audit committee member since receiving Mr. Seward’s notice. The Company will respond to Nasdaq’s letter before the deadline of June 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONCORDE CAREER COLLEGES, INC.
                                        DATED: June 7, 2005

                                        By: /s/ Jack L. Brozman
                                                Jack L. Brozman, Chief Executive Officer

                                                            By: /s/ Paul R. Gardner
                                                                                                                                                        Paul R. Gardner, Chief Financial Officer